THIS DEED is made the 13th day of February 2007

BY:

(1)	LI WO HING (Chinese name here), holder of Hong Kong Passport No. H9004903, of 8th Floor, Teda Bulding, 87 Wing Lok Street, Sheung Wan, Hong Kong (“Mr Li”),

IN FAVOUR OF:

(2)	CHINA PRECISION STEEL, INC., a company incorporated in Colorado (the “Company”);

(3)	PARTNER SUCCESS HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (“PSHL”); and

(4)	SHANGHAI CHENGTONG PRECISION STRIP CO., LTD., a wholly foreign owned enterprise established under the laws of the People’s Republic of China (“WFOE”).

WHEREAS:

(A)
The Company is the ultimate holding company of PSHL and WFOE, and WFOE is a direct wholly owned subsidiary of PSHL. Mr Li is a director of PSHL, a principal shareholder of the Company and the chairman of its board of directors.

(B)
Prior to 28 December 2006, Mr Li was the sole shareholder of PSHL. In or around 2004, PSHL declared the Special Dividend to its then shareholder, Mr Li, which remains unpaid as of the date hereof. In addition, as a result of certain cash advances made by Mr Li to or on behalf of the Group and certain other obligations and transactions, members of the Group were indebted to Mr Li in a principal amount totalling US$1,798,066 as at 31 December 2006 (as particularised in and subject to certain adjustments set forth in exhibit A to the Debt Reduction Agreement), all of which is non-interest bearing and repayable on demand.

(C)
Mr Li intends to procure that certain assets of Tuorong, a company controlled by him, are transferred to the Group at fair market value as set forth in the Debt Reduction Agreement upon approval from the relevant governmental authorities in the PRC for the transformation of Tuorong into a wholly foreign owned enterprise and for the transfer of certain land use rights from Tuorong to WFOE.

(D)
The Company is considering raising equity capital through the Placement and the Parties believe it in the best interest of the Group, on a consolidated basis, to reduce its liabilities by effecting the Conversion and the Dividend Rescission. It is envisaged that the First Conversion will take place contemporaneous with the closing of a Placement and the Dividend Rescission and the Second Conversion will take place upon or as soon as practicable following receipt of the approval described in Recital (C), provided in each case that the aggregate amount of gross proceeds payable to the Company at closing of a Placement is not less than US$19,000,000.

Conformed Copy

(E)
Accordingly, on the date of this Deed, the Company, PSHL and Mr Li have entered into the Debt Reduction Agreement to effect the Conversion and Dividend Rescission, in each case subject to and upon the terms and conditions thereof. This Deed is supplemental to the Debt Reduction Agreement.

NOW THIS DEED WITNESSES AS FOLLOWS:

1. INTERPRETATION

1.01 In this Deed (including the Recitals), unless the context requires otherwise:

“Affiliates”	with respect to any person means:

(i)	any other person directly or indirectly controlling, controlled by or under common control with, such first person;

(ii)
any shareholder of such first person or of any person described in paragraph (i) above, and any of such shareholder’s spouse or immediate family member or any trustee of any trust of which such shareholder or his or her spouse or immediate family member is a beneficiary or discretionary object; and

(iii)
any other person, or any other person’s directors, who are accustomed or obliged to act in accordance with the directions or instructions of such first person or of any persons described in paragraphs (i) and/or (ii) above.

“control”
means, in relation to a company or other entity, the ownership of more than fifty per cent (50%) of the voting share capital or equivalent right of ownership of such company or entity or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such company or other entity, whether through the ownership of voting securities, by contract or otherwise;

“Conversion”	means the First Conversion and Second Conversion;

“Debt Reduction Agreement”
means the agreement dated the date of this Deed entered into between the Company, PSHL and Mr Li to effect the Conversion and the Dividend Rescission in accordance with the terms and conditions thereof;

“Dividend Rescission”
means the rescission of the Special Dividend by PSHL’s board of directors and the restoration of an equivalent amount to the shareholders’ equity account of the Company as provided in the Debt Reduction Agreement;

“Effective Date”	means the date on which the Conversion and the Dividend Rescission are effected in full;

“First Conversion”	means the proposed conversion of the First Conversion Amount into such number of shares of the Company’s common stock to be issued to Mr Li or his designees as is determined by a Placement Price;

“First Conversion Amount”	means an amount of US$1,798,066 of the Indebtedness as described in Recital (B);

“First Conversion Date”	means the date on which the First Conversion takes place;

“Group” or “Group Companies”	means the Company and its subsidiaries, including PSHL and WFOE;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Indebtedness”
means the Special Dividend, the First Conversion Amount, the amount converted under the Second Conversion and any and all other amounts and liabilities (whether principal, interest, accrued salaries, costs, fees, expenses or otherwise, whether present or future, actual or contingent, ascertained or unascertained, and whether or not due for payment) owing to Mr Li and/or any of his Affiliates by one or more Group Companies as at the Effective Date;

“Parties”	means those persons named at the beginning of this Deed and shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them;

“person”
includes any individual, company, body corporate or unincorporated or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof;

“Placement”
means a proposed private placement of the equity securities of the Company to certain institutional accredited and other investors in the United States and elsewhere in reliance upon exemptions from the U.S. Securities Act of 1933, as amended, and on terms and conditions to be agreed;

“Placement Price”	means a price per share equal to that of the Company’s common stock sold in a Placement;

“PRC”	means the People’s Republic of China, excluding Hong Kong, Taiwan and the Macau Special Administrative Region for the purposes of this Deed;

“Second Conversion”
means the proposed conversion of the consideration payable for the asset transfer mentioned in Recital (C) (or such part thereof as determined pursuant to the Debt Reduction Agreement) into such number of shares of the Company’s common stock to be issued to Mr Li or his designees at a price per share that is the greater of (a) the Placement Price, and (b) the average closing price of the Company’s common stock as reported on The NASDAQ Capital Market for the five (5) trading days prior to such asset transfer (or otherwise on such other terms and conditions as Mr Li and the Company may agree to);

“Special Dividend”	means a special dividend that was or may have been declared by PSHL on June 30, 2004 to its then sole shareholder, Mr Li, in an amount of US$3,839,607 which remains unpaid as at the date of this Deed;

“subsidiary”
in relation to any company means any other company or other entity directly or indirectly under the control of the first-mentioned company; and “holding company” in relation to any company means the company of which such last-mentioned company is a direct or indirect subsidiary;

“Tuorong”	means Shanghai Tuorong Precision Steel Co., Ltd., a company established under the laws of the PRC and controlled by Mr Li as of the date of this Deed;

“US$”	means United States dollars, the lawful currency of the United States of America;

1.02
In this Deed (including the Recitals), unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed, the Debt Reduction Agreement or any other document shall be construed as references to such document as the same may be amended or supplemented or novated from time to time; unless otherwise stated, references to Clauses and Recitals are to the clauses and recitals in this Deed. Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2. DISCHARGE AND RELEASE

2.1	Mr Li hereby unconditionally and irrevocably:

(a)
releases and discharges, with effect from the First Conversion Date, each Group Company from all its past, present and future liabilities arising from or with respect to the First Conversion Amount and discharges, with effect from the First Conversion Date, each Group Company from any and all indemnities, covenants, undertakings and other obligations given or assumed by any of them with respect to all or any part of the First Conversion Amount, to hold the same unto each Group Company absolutely freed and absolutely discharged of and from all claims and demands for or in respect of the same or in anywise relating thereto; and

(b)
releases and discharges, with effect from the Effective Date, each Group Company from all its past, present and future liabilities arising from or with respect to the Indebtedness and discharges, with effect from the Effective Date, each Group Company from any and all indemnities, covenants, undertakings and other obligations given or assumed by any of them with respect to all or any part of the Indebtedness, to hold the same unto each Group Company absolutely freed and absolutely discharged of and from all claims and demands for or in respect of the same or in anywise relating thereto.

2.2	Without limiting Clause 5, Clause 2.1 shall operate such that:

(a)	if and when the First Conversion Date occurs:

(i)	the First Conversion Amount will automatically be deemed to have been waived, discharged and released fully and absolutely without further notice or other legal formality of any kind; and

(ii)
the Group Companies will automatically be released, without payment by or other cost to any of them, from all debts and obligations to, and from any and all guarantees, indemnities, mortgages and surety or security arrangements of any kind given by any of them in favour of Mr Li and/or any of his Affiliates, to the extent that any of the same arises from or for or on account of the First Conversion Amount or by reason of any act, matter or thing relating thereto, whether accrued or arisen from a time before the First Conversion Date or otherwise; and

(b)	if and when the Effective Date occurs:

(i)	the Indebtedness will automatically be deemed to have been waived, discharged and released fully and absolutely without further notice or other legal formality of any kind; and

(ii)
the Group Companies will automatically be released, without payment by or other cost to any of them, from all debts and obligations to, and from any and all guarantees, indemnities, mortgages and surety or security arrangements of any kind given by any of them in favour of Mr Li and/or any of his Affiliates, to the extent that any of the same arises from or for or on account of the Indebtedness or by reason of any act, matter or thing relating thereto, whether accrued or arisen from a time before the Effective Date or otherwise.

2.3	Mr Li hereby unconditionally and irrevocably acknowledges, confirms to and agrees with each other Party, on behalf of himself and his Affiliates:

(a)	that with effect from the First Conversion Date:

(i)
he and his Affiliates will not have any rights, remedies or claims, whether present or future, actual or contingent, against any Group Company in respect of the First Conversion Amount and any such rights, remedies and claims will be unconditionally and irrevocably waived and released for the benefit of all Group Companies; and

(ii)
all guarantees, indemnities, undertakings and other forms of security given by any person and held by Mr Li or any of his Affiliates in respect of all or any part of the First Conversion Amount, if any, will be automatically, unconditionally and irrevocably waived and released and, pending such release, any such guarantees, indemnities, undertakings and security will not be enforced; and

(b)	that with effect from the Effective Date:

(i)
he and his Affiliates will not have any rights, remedies or claims, whether present or future, actual or contingent, against any Group Company in respect of the Indebtedness and any such rights, remedies and claims will be unconditionally and irrevocably waived and released for the benefit of all Group Companies; and

(ii)
all guarantees, indemnities, undertakings and other forms of security given by any person and held by Mr Li or any of his Affiliates in respect of all or any part of the Indebtedness, if any, will be automatically, unconditionally and irrevocably waived and released and, pending such release, any such guarantees, indemnities, undertakings and security will not be enforced.

2.4
Mr Li agrees that, from and after the date of this Deed and unless with the written consent of the Company, he will not, and will procure that none of his Affiliates will, take any legal or other action to recover or set off any part of the Indebtedness against any Group Company (and will forthwith cease any such action previously commenced) or take any step to obtain, enforce or realise any security therefor or assign or transfer the benefit of any part of the Indebtedness.

3. INDEMNITY

3.1	Independent of any other terms, conditions and stipulations herein, Mr Li hereby unconditionally and irrevocably covenants and agrees with each other Party that:

(a)
if, for any reason whatsoever, his obligations under any of the provisions hereof are or become or prove to be unenforceable or any such provision is declared or adjudged to be illegal, invalid or unenforceable under any applicable law, he shall grant to each Group Company a complete indemnity and will pay to the Group Companies all sums necessary to make good and to compensate them for all losses, damages, costs, disbursements and liabilities suffered or incurred by any of them as a direct or indirect result of such illegality, invalidity or unenforceability; and

(b)
he will indemnify and keep indemnified each Group Company (i) against any demand, claim, legal or other action or proceedings brought by any of his Affiliates or any other person arising from or as a result of the consummation of the arrangement contemplated under this Deed or the Debt Reduction Agreement; and (ii) for all losses, liabilities, damages, costs, fees and expenses (including legal fees and expenses on a full indemnity basis) incurred or suffered by any Group Company arising from or in connection with a breach of any of his representations, warranties, covenants or other obligations contained or referred to in this Deed, the Debt Reduction Agreement or the documents ancillary thereto.

4. REPRESENTATIONS AND WARRANTIES

Mr Li represents and warrants to each other Party that:

(a)
he has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed and the Debt Reduction Agreement and has taken and obtained all necessary actions and consents (including the consents of his Affiliates) to authorise his execution, delivery and performance of this Deed and the Debt Reduction Agreement and to enable the provisions of this Deed and the Debt Reduction Agreement to operate and take effect in accordance with the terms expressed herein and therein;

(b)	this Deed and the Debt Reduction Agreement constitute his legal, valid and binding obligations enforceable in accordance with their respective terms; and

(c)
the information in Recital (B) and in exhibit A to the Debt Reduction Agreement is true and accurate and, other than the amounts stated therein as owing to Mr Li, no Group Company is indebted to him or any of his Affiliates as at the date hereof.

5. FURTHER ASSURANCE

Each Party shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary or as may reasonably be required by one or more of the other Parties to give effect to, perfect or further record or document this Deed, the Debt Reduction Agreement and/or the arrangements and transactions contemplated hereby or thereby or incidental thereto (including such written confirmations from Mr Li to any third party of the releases and discharges effected hereby as may be reasonably required by any Group Company).

6. MISCELLANEOUS

6.1
Each Party shall bear its own costs, charges and expenses incurred in connection with the preparation, negotiation and execution of this Deed and the implementation of the arrangements and transactions contemplated hereby.

6.2
This Deed may be executed in counterparts and by different Parties on separate counterparts which when taken together shall be deemed to constitute one instrument. This Deed shall not be effective until it has been executed by all Parties.

6.3
This Deed, and the documents referred to herein, constitute the entire agreement among the Parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements and understanding. No variations hereof shall be effective unless made in writing.

6.4
If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

6.5	This Deed shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the Parties but shall not be assignable.

6.6
The Parties acknowledge and confirm that they have had opportunities to seek independent legal advice on this Deed and the arrangements and transactions contemplated hereunder and have entered into this Deed of their own accord.

7. GOVERNING LAW AND JURISDICTION

7.1	This Deed shall be governed by and construed in accordance with the laws of Hong Kong and each party irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

7.2
Mr Li hereby irrevocably agrees that service on him of any writ, summons, order, judgment or other notice of legal process in Hong Kong shall be deemed completed on delivery to his address stated at the beginning of this Deed (or such other address of which the Company has notice pursuant to any written notification from Mr Li to the Company), whether or not it is received by Mr Li.

IN WITNESS WHEREOF this Deed has been executed by the party named below and is intended to be and is hereby delivered on the date first above written.

SIGNED, SEALED AND DELIVERED by LI WO HING (Chinese name here) in the presence of:	) ) )
)
/s/ Leung Shu Keung	)
Signature of witness	)
)
LEUNG SHU KEUNG	)	/s/ Li Wo Hing
Name of witness (block letters))		Signature of Li Wo Hing (Chinese Name)